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                                                                     Exhibit 5.1



                               November 27, 1996



CorVel Corporation
1920 Main Street, Suite 1090
Irvine, California  92715



Ladies and Gentlemen:

                 We have acted as counsel to CorVel Corporation (the "Company"), a Delaware corporation, in connection with its registration of 200,000 shares of Common Stock (the "Common Stock") as described in the Company's Registration Statement on Form S-3, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

                 It is our opinion that the Common Stock, when sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

                 We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                        Very truly yours,


                                        /s/ BROBECK, PHLEGER & HARRISON LLP
                                        -----------------------------------
                                        BROBECK, PHLEGER & HARRISON LLP